Second Quarter CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of Second-quarter 2018 our results with those in the trailing quarter and prior quarter of last year. The discussion of our diluted earnings per results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you share increased 73% should be used as a complement to GAAP numbers. For a complete reconciliation between year over year; non- our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. GAAP diluted The following reported and adjusted information earnings per share included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period increased 24% year ended June 30, 2018, and the Annual Report on form 10-K as filed with the Securities and over year. Exchange Commission. investor.arrow.com 1

Second-Quarter 2018 CFO Commentary Second-Quarter Summary Demand remained strong in the second quarter and we continued to execute well. This resulted in record second-quarter sales, gross profit, operating Record second-quarter income, and earnings per share. Second-quarter sales were at the high end of our expectation. We delivered healthy leverage on our growth with operating sales, gross profit, income, net income, and earnings per share all growing faster than sales. operating income, and Record second-quarter global components sales exceeded our expectation. Global component sales increased 18% year over year. Strength was broad- based, across regions and industries. Asia sales increased 21% year over year earnings per share. driven by our investments in sales and engineering resources. Europe sales increased 21% year over year, and increased 14% year over year adjusted for changes in foreign currencies, the 21st straight quarter of adjusted year-over- year growth. Americas sales increased 14% year over year. Global components delivered strong leverage as operating income increased 29% year over year. Second-quarter enterprise computing solutions sales increased 8% year over year and were in line with our expectation. Americas sales increased 6% year over year and increased 11% adjusted for the unified communications divestiture and changes in foreign currencies. Europe sales increased 10% year over year and increased 1% year over year adjusted for an acquisition, a divestiture, and changes in foreign currencies. Second-quarter enterprise computing solutions operating income increased 2% year over year and non- GAAP operating income was flat year over year. Please note, prior period figures have been adjusted for new accounting standards. investor.arrow.com 2

Second-Quarter 2018 CFO Commentary Consolidated Overview Second Quarter 2018 Y/Y Change Adjusted for Acquisitions, P&L Highlights* Q2 2018 Y/Y Change Dispositions, & Currency Q/Q Change Sales $7,393 15% 13% 8% Gross Profit Margin 12.6% -20 bps -20 bps flat Operating Income $287 24% 21% 22% Operating Margin 3.9% 30 bps 30 bps 50 bps Non-GAAP Operating Income $318 19% 15% 17% Non-GAAP Operating Margin 4.3% 10 bps 10 bps 30 bps Net Income $170 70% 67% 22% Diluted EPS $1.92 73% 69% 23% Non-GAAP Net Income $195 23% 19% 16% Non-GAAP Diluted EPS $2.20 24% 21% 17% $ in millions, except per share data; may reflect rounding. Prior periods adjusted for new accounting standards. • Consolidated sales were $7.39 billion – Operating expenses as a percentage of sales were 8.5%, down 40 basis points year over year – At the high end of our prior expectation of $7.0-$7.4 billion – Non-GAAP operating expenses as a percentage of sales were 8.3%, down 40 basis points year over – Strengthening U.S. dollar negatively impacted sales year by approximately $100 million within the quarter – The decline in operating expense as a percentage of • Consolidated gross profit margin was 12.6% sales reflects the operational efficiencies we achieved to align our costs to our business mix – Decreased 20 basis points year over year due to enterprise computing solutions business mix offset • Interest and other expense, net was $61 million by higher global components gross margin – Above our prior expectation of $48 million – Flat quarter over quarter – Increased $18 million year over year principally due • Operating income margin was 3.9% and non-GAAP to higher debt balances, and higher interest rates on operating income margin was 4.3% floating-rate debt investor.arrow.com 3

Second-Quarter 2018 CFO Commentary • Effective tax rate for the quarter was 23.2%, and non- GAAP effective tax rate was 23.5% – Non-GAAP effective tax rate was at the low end of our longer term range of 23.5-25.5% – First half 2018 non-GAAP effective tax rate was 24.2%, within our long-term range • Diluted shares outstanding were 89 million – In-line with our prior expectation of 89 million • Diluted earnings per share were $1.92 – Above our prior expectation of $1.78 - $1.90 • Non-GAAP diluted earnings per share were $2.20 – At the high end of our prior expectation of $2.08 - $2.20 – Strengthening U.S. dollar negatively impacted earnings per share by approximately $.08 within the quarter A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein. investor.arrow.com 4

Second-Quarter 2018 CFO Commentary Components Global Non-GAAP Operating Income ($ in millions) • Sales increased 18% year over year – Increased 16% year over year adjusted for Global components acquisitions and changes in foreign currencies • Lead times were largely unchanged from the first posted record second- quarter of 2018 with some products extended • Backlog increased year over year quarter sales and • Book-to-bill was 1.08, down from 1.14 in the second quarter of 2017 operating income. • Cancellation rates remain within normal ranges • Operating margin of 4.8% increased 40 basis points year over year • Non-GAAP operating margin of 5.0% increased 40 basis points year over year – Margin increased in all three regions led by Europe • Return on working capital increased 30 basis points year over year due to growing returns on working capital investments investor.arrow.com 5

Second-Quarter 2018 CFO Commentary Components Americas Sales ($ in millions) • Sales increased 14% year over year – Sales increased 13% adjusted for acquisitions Americas components and changes in foreign currencies – Record second-quarter sales sales increased 14% – Strong growth in the industrial, consumer, and medical devices verticals year over year year over year. – Growth in the data processing and transportation verticals, and from large supply chain customers year over year investor.arrow.com 6

Second-Quarter 2018 CFO Commentary Components Europe Sales ($ in millions) • Sales increased 21% year over year – Sales increased 14% year over year adjusted for Europe components changes in foreign currencies – Record second-quarter sales sales increased 21% – Strong growth in core components distribution, the aerospace and defense vertical, and from year over year. large supply chain customers year over year – Growth in the transportation vertical year over year investor.arrow.com 7

Second-Quarter 2018 CFO Commentary Components Asia Sales ($ in millions) • Sales increased 21% year over year – Sales increased 20% adjusted for changes in Asia components sales foreign currencies – Record second-quarter sales increased 21% year – Strong growth in core components year over year over year. – Strong growth in the IoT and transportation verticals, and from large supply chain customers year over year investor.arrow.com 8

Second-Quarter 2018 CFO Commentary Enterprise Computing Solutions Global Non-GAAP Operating Income ($ in millions) • Sales increased 8% year over year – Sales increased 7% year over year adjusted for Enterprise computing changes in foreign currencies, an acquisition and two divestitures solutions sales • Billings increased at a high-single-digit rate year over year adjusted for changes in foreign currencies increased 8% year over • Operating margin of 5.2% decreased 20 basis points year over year year. • Non-GAAP operating margin of 5.3% decreased 40 basis points year over year – The decrease was due to product and customer mix in the Americas region • Return on working capital continues to excel • Prior periods adjusted for new accounting standards investor.arrow.com 9

Second-Quarter 2018 CFO Commentary Enterprise Computing Solutions Americas Sales ($ in millions) • Sales increased 11% year over year adjusted for a divestiture and changes in foreign currencies ECS Americas sales – Sales increased 6% year over year as reported – Strong growth in storage, industry-standard increased 11% year servers, and in the public sector year over year – Growth in services and in infrastructure software over year adjusted for a across the portfolio led by virtualization and security year over year divestiture and changes – Proprietary servers and networking decreased year over year in foreign currencies. • Prior periods adjusted for new accounting standards investor.arrow.com 10

Second-Quarter 2018 CFO Commentary Enterprise Computing Solutions Europe Sales ($ in millions) • Sales increased 10% year over year – Sales increased 1% year over year adjusted for ECS Europe sales changes in foreign currencies, an acquisition, and a divestiture increased 10% year – Strong growth in storage and industry-standard servers year over year over year. – Growth in security year over year – Networking decreased year over year • Prior periods adjusted for new accounting standards investor.arrow.com 11

Second-Quarter 2018 CFO Commentary Cash Flow from Operations Cash flow from operating activities was negative $410 million due to a continued need to fund working capital investments to support growth. In addition, more than $200 million of the decrease was related to mismatched timing of receivables and inventory positions that has reversed during the third quarter. Working Capital Working capital to sales was 18.1% in the quarter, up 130 basis points year over year. Return on working capital was 23.7% in the quarter, down 110 basis points We repurchased year over year. approximately $20 million Return on Invested Capital of our stock in the Return on invested capital was 11.3% in the quarter, up 100 basis points year over year, and ahead of our second quarter. weighted average cost of capital. Share Buyback We repurchased approximately 0.3 million shares of our stock for $20 million. Total cash returned to shareholders over the last 12 months was approximately $110 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.6x. Total liquidity of $2.1 billion when including cash of $331 million. investor.arrow.com 12

Second-Quarter 2018 CFO Commentary Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the third quarter of 2018 to be $1.17 to €1 compared with $1.18 to €1 in the third quarter of 2017. We are expecting interest expense will total approximately $53 million. Third-Quarter 2018 Guidance Consolidated Sales $7.15 billion to $7.55 billion Global Components $5.25 billion to $5.45 billion Global ECS $1.9 billion to $2.1 billion Diluted Earnings Per Share1 $1.79 to $1.91 Non-GAAP Diluted Earnings Per Share1 $2.09 to $2.21 1 Assumes average diluted shares outstanding of 89 million, an average tax rate of 23.5 to 25.5%. investor.arrow.com 13

Second-Quarter 2018 CFO Commentary Risk Factors Information Relating to Forward-Looking The discussion of the company’s Statements business and operations should be read together with the risk factors This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual contained in Item 1A of its 2017 results or facts to differ materially from such statements for a variety of reasons, including, but not Annual Report on Form 10-K, filed limited to: industry conditions, company’s implementation of its new enterprise resource with the Securities and Exchange planning system, changes in product supply, pricing and customer demand, competition, other vagaries in Commission, which describe various the global components and global enterprise computing solutions markets, changes in relationships risks and uncertainties to which the with key suppliers, increased profit margin pressure, effects of additional actions taken to become more company is or may become subject. efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and If any of the described events occur, regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking the company’s business, results of statements are those statements which are not statements of historical fact. These forward-looking operations, financial condition, statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” liquidity, or access to the capital “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these markets could be materially adversely forward-looking statements, which speak only as of the date on which they are made. The company affected. undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2017. investor.arrow.com 14

Second-Quarter 2018 CFO Commentary Certain Non-GAAP Financial Information In addition to disclosing financial results that are primary indicators management uses as a basis for determined in accordance with accounting evaluating the company’s financial and operating principles generally accepted in the United States performance. In addition, the company’s Board of (“GAAP”), the company also provides certain non- Directors may use this non-GAAP financial GAAP financial information relating to sales, information in evaluating management operating income, net income attributable to performance and setting management shareholders, and net income per basic and compensation. diluted share. The company provides sales, income, or expense on a non-GAAP basis The presentation of this additional non-GAAP adjusted for the impact of changes in foreign financial information is not meant to be considered currencies and the impact of in isolation or as a substitute for, or alternative to, acquisitions/dispositions by adjusting the operating income, net income attributable to company’s operating results for businesses shareholders and net income per basic and diluted acquired/disposed, including the amortization share determined in accordance with GAAP. expense related to intangible assets, as if the Analysis of results and outlook on a non-GAAP acquisitions/dispositions had occurred at the basis should be used as a complement to, and in beginning of the earliest period presented conjunction with, data presented in accordance (referred to as “impact of acquisitions” and "impact with GAAP. of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, The company believes that integration, and other charges, and certain charges, credits, gains, and losses that the such non-GAAP financial company believes impact the comparability of its results of operations. These charges, credits, information is useful to gains, and losses arise out of the company’s efficiency enhancement initiatives, investors to assist in acquisitions/dispositions (including intangible assessing and understanding assets amortization expense), and financing activities. A reconciliation of the company’s non- the company’s operating GAAP financial information to GAAP is set forth in the tables herein. performance. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the investor.arrow.com 15

Second-Quarter 2018 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended June 30, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 286,827	$ 11,955	$ 19,183	$ —	$ 317,965
Income before income taxes	222,721	11,955	19,183	2,563	256,422
Provision for income taxes	51,681	3,211	4,689	631	60,212
Consolidated net income	171,040	8,744	14,494	1,932	196,210
Noncontrolling interests	1,125	149	—	—	1,274
Net income attributable to shareholders	$ 169,915	$ 8,595	$ 14,494	$ 1,932	$ 194,936
Net income per diluted share	$ 1.92	$ 0.10	$ 0.16	$ 0.02	$ 2.20
Effective tax rate	23.2%				23.5%

Three months ended July 1, 2017 (Adjusted)

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other **	Non-GAAP measure
Operating income	$ 230,446	$ 12,364	$ 24,416	$ —	$ 267,226
Income before income taxes	130,239	12,364	24,416	56,496	223,515
Provision for income taxes	29,592	4,388	7,576	21,794	63,350
Consolidated net income	100,647	7,976	16,840	34,702	160,165
Noncontrolling interests	925	157	—	—	1,082
Net income attributable to shareholders	$ 99,722	$ 7,819	$ 16,840	$ 34,702	$ 159,083
Net income per diluted share****	$ 1.11	$ 0.09	$ 0.19	$ 0.39	$ 1.77
Effective tax rate	22.7%				28.3%

Three months ended March 31, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other***	Non-GAAP measure
Operating income	$ 235,995	$ 13,520	$ 21,171	$ 1,562	$ 272,248
Income before income taxes	186,460	13,520	21,171	4,014	225,165
Provision for income taxes	46,590	3,604	5,535	782	56,511
Consolidated net income	139,870	9,916	15,636	3,232	168,654
Noncontrolling interests	776	153	—	—	929
Net income attributable to shareholders	$ 139,094	$ 9,763	$ 15,636	$ 3,232	$ 167,725
Net income per diluted share****	$ 1.56	$ 0.11	$ 0.18	$ 0.04	$ 1.88
Effective tax rate	25.0%				25.1%

* Other includes gain (loss) on investments, net.

** Other includes gain (loss) on investments, net and loss on extinguishment of debt.

*** Other includes loss on disposition of businesses and gain (loss) on investments, net.

**** The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

investor.arrow.com 16 Five Years Out